Exhibit 10.3
AMENDED AND RESTATED
AGREEMENT
BETWEEN
MOUNT SINAI SCHOOL OF MEDICINE OF
NEW YORK UNIVERSITY
and
AMICUS THERAPEUTICS, INC.
LICENSE AGREEMENT
This Amended and Restated License Agreement (the “Agreement”) is made and effective as of October 31, 2008 (the “Effective Date”), by and between:
MOUNT SINAI SCHOOL OF MEDICINE OF NEW YORK UNIVERSITY, a corporation organized and existing under the laws of the State of New York and having a place of business at One Gustave L. Levy Place, New York, NY 10029 (“MSSM”)
AND
Amicus Therapeutics, Inc., a corporation duly organized and existing under the laws of Delaware, and having its principal office at 6 Cedar Brook Drive, Cranbury, NJ 08512 (“AMICUS”).
RECITALS
WHEREAS, MSSM has an ownership interest in certain Patent Rights (as hereinafter defined) and has granted to AMICUS a license to manufacture, use, sell and offer for sale the products covered by the Patent Rights, all on the terms and conditions set forth in a certain License Agreement dated April 15, 2002 (“Original License Agreement”) and as further amended as set forth below; and
WHEREAS, the parties entered into an Amendment to the Original License Agreement on April 1, 2003 (“Amendment 1”) in order to amend the definition of “Patent Rights” under Section 1 of the Original Agreement; and
WHEREAS, the parties entered into an Amendment to the Original License Agreement on April 29, 2004 (“Amendment 2”) to amend (i) the definitions of “Conformational Diseases” and “Field” in Section 1 of the Original License Agreement, (ii) Section 2.c.ii) in its entirety, (iii) Section 13 in its entirety, and (iv) the definitions of “Contract Signature Payments” and “Third Party Milestone Payments;” and

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WHEREAS, the parties entered into an Amendment to the Original License Agreement on October 25, 2006 (Amendment 3”) in order to amend (i) the definitions of “Conformational Diseases”, “Field”, and Patent Rights in Section 1 of the Original License Agreement, (ii) Section 2c(iii) in its entirety, and (iii) Sections 3a and b in their entirety; and
WHEREAS, in connection with Amendment 3, AMICUS agreed to pay MSSM the sum of One Million dollars ($1,000,000.00) and to issue to MSSM One Million (1,000,000) shares of common stock, $.01 par value, of AMICUS (the “Shares”), and MSSM made certain acknowledgements and agreements related to AMICUS’ compliance with Section 5c of the Original License Agreement and the issuance of the Shares to MSSM; and
WHEREAS, AMICUS granted a sublicense (“Shire Sublicense”) of certain of the Patent Rights to Shire Pharmaceuticals Ireland Ltd. (“Shire”) for use in the entire world excluding the United States (“Shire Territory”) in connection with a License and Collaboration Agreement between AMICUS and Shire dated as of November 7, 2007 (“Shire Agreement”); and under the Shire Agreement, AMICUS and Shire intend to collaborate on the development and commercialization of a product for the treatment of Fabry Disease (“Amigal”), a product for the treatment of Gaucher Disease (“Plicera”), and a product for the treatment of Pompe disease (“AT2220”) (collectively, the “Shire Licensed Products” and each individually, a “Shire Licensed Product”); and
WHEREAS, the parties desire to enter into this Amended and Restated License Agreement in order to (i) clarify MSSM’s rights to certain payments from AMICUS in connection with the Shire Agreement under Section 3 of the Original License Agreement as amended by Amendment 3, (ii) amend Section 8 of the Original License Agreement to provide AMICUS with the sole right to, and sole control over, the prosecution of the Patent Rights and to clarify the rights of MSSM in the event of abandonment by AMICUS of certain patents included in the Patent Rights, and (iii) incorporate the various amendments set forth in Amendments 1, 2 and 3 to the Original License Agreement into this Agreement; and
WHEREAS, simultaneously with the execution of this Agreement AMICUS is paying to MSSM by wire transfer to an account designated by MSSM: (i) Two Million Six Hundred and Thirty-Five Thousand Dollars ($2,635,000.00) in connection with certain up-front payments AMICUS received from Shire under the Shire Agreement, and as further described in Section 3f of this Agreement, and (ii) Two Million Six Hundred and Thirty-Five Thousand Dollars ($2,635,000.00) as consideration for the amendments set forth in Section 8 of this Agreement;

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NOW, THEREFORE, IT IS HEREBY DECLARED AND AGREED BETWEEN THE PARTIES AS FOLLOWS:
1.	Definitions.
Whenever used in this Agreement, the following terms shall have the following meanings:
a.
“Affiliate” shall mean any corporation, firm, limited liability company, partnership or other entity that directly or indirectly controls or is controlled by or is under common control with a party to this Agreement. “Control” means ownership, directly or through one or more Affiliates, of 50 percent or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or 50 percent or more of the equity interests in the case of any other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby a party controls or has the right to control the board of directors or equivalent governing body of a corporation or other entity.

b.	“Calendar Year” shall mean any consecutive period of twelve months commencing on the first day of January of any year.
c.	[Intentionally Left Blank]
d.
“Conformational Diseases” shall mean any inherited or acquired human disease in which affected individuals have at least one mutant allele that results in impaired protein folding, stability, degradation, or sorting of the encoded mutant protein.

e.
“Field” shall mean the discovery, validation, development, application, production or sale of Licensed Products for the prevention, diagnosis and treatment of all human indications, diseases and conditions.

f.	“License” shall mean the license under the Patent Rights to develop, manufacture, have manufactured, use, offer for sale and sell the Licensed Products as provided in Article 2, below.
g.
“Licensed Product” shall mean any product or part thereof, the manufacture, use, or sale of which is: (i) covered by one or more Valid Claims of any Patent Rights, or (ii) which could not be developed, manufactured, used, sold, comprised or delivered without the Patent Rights.

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h.
“Net Sales” shall mean the total amount invoiced by AMICUS or by any AMICUS Affiliate or sub-licensee of AMICUS in connection with sales to any purchaser of the Licensed Products that is not an Affiliate or a sub-licensee of AMICUS or an AMICUS Affiliate, after deduction of all the following to the extent applicable to such sales;

i)	trade, cash and quantity credits, discounts, refunds or rebates;

ii)	allowances or credits for returns;

iii)	sales commissions;

iv)	sales taxes (including value added tax), and

v)	freight and insurance charges borne by the seller.
i.
“Patent Rights” shall mean any issued patent or or any patent application owned by MSSM, listed in this subclause 1(i)-(xiii), together with any continuations in whole or in part, divisional, or substitute patents, any reissues or re-examinations of any such application or patents, any foreign counterparts of any such application or patents, and any extension of the term of any such patent in the Field. The issued patents and patent applications referred to in the preceding sentence are:

i)	U.S. Pat. No. 6,274,597 — “Method of Enhancing Lysosomal Alpha-Galactosidase A”
ii)	U.S. Pat. No. 6,583,158 (continuation-in-part)- “Method of Enhancing Mutant Enzyme Activities in Lysosomal Storage Disorders”
iii)	U.S. Pat. No. 6,744,135 (continuation of the ‘597 patent)- “Method of Enhancing Lysosomal Alpha-Galactosidase A”
iv)	U.S. Pat. No. 6,599,919 (continuation of the ‘053 CIP application)- “Method of Enhancing Mutant Enzyme Activities in Lysosomal Storage Diseases”
v)	U.S. Pat. No. 6,589,964 (continuation of the ‘919 patent)- “Method of Enhancing Mutant Enzyme Activities in Lysosomal Storage Diseases”
vi)	U.S. Pat. No. 6,916,829 (continuation of the ‘919 patent)- “Method of Enhancing Mutant Enzyme Activity in Gaucher Disease”
vii)	U.S. Pat. No. 10/868,133 (continuation of ‘135 patent)- “Method of Enhancing Lysosomal AlphaGalA”
viii)	Allowed U.S. Pat. Applic. No. 10/989,258 (continuation of the ‘829 patent)- “Method of Enhancing Mutant Enzyme Activities in Gaucher Disease”
ix)	U.S. Pat. Applic. No. 11/264,672 (continuation of the ‘258 application)-”Method for Enhancing Mutant Protein Activity”

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x)	U.S. Pat. Applic. No. 10/377,179- “Screen for Active Site-Specific Chaperones for Enhancing Protein Folding of Mutant Proteins”
xi)	U.S. Pat. Applic. No. 10/781,356- “Combination Therapy for Treating Protein Deficiencies”
xii)	U.S. Pat. Applic. No. 11/317,404- “Stable Formulations of Purified Protein”
j.
“Valid Claim” shall mean a claim of (i) an issued patent included in the Patent Rights which has not been declared invalid in a final, unappealable decision of a court of appropriate jurisdiction, or (ii) a pending patent application included in the Patent Rights which is being diligently prosecuted by AMICUS and has not been formally terminated or abandoned without issuance of a patent.

2.	The License.
a.
Subject to the terms and conditions hereinafter set forth, MSSM hereby grants to AMICUS and AMICUS hereby accepts from MSSM the world-wide right under the Patent Rights to develop Licensed Products for use in the Field and to manufacture, use, sell and offer for sale the Licensed Products for use in the Field. Except as set forth in Section 2.e and 8f the License shall be exclusive as to all rights of MSSM in and to the Patent Rights. During the term of this Agreement, MSSM shall make no further grant of rights in and to the Patent Rights inconsistent with the rights of AMICUS herein.

b.
AMICUS shall be entitled to grant sub-licenses under the License on terms and conditions not inconsistent with this Agreement (except that the rate of royalty may be at higher rates than those set forth in this Agreement): (i) to an Affiliate, and (ii) to other third parties for consideration and in arms-length transactions.

c.
All sub-licenses shall only be granted by AMICUS pursuant to a written agreement, a true and complete copy of which shall be submitted by AMICUS to MSSM as soon as practicable after the signing thereof. Each sub-license granted by AMICUS hereunder shall be subject and subordinate to the terms and conditions of this License Agreement and shall contain, inter alia, the following provisions:

i)	the sub-license shall expire automatically on the termination of the License;
ii)
the sub-license shall not be assignable, in whole or in part; provided, however, that the sublicensee may, with written notice to MSSM, assign the sub-license in connection with a merger or acquisition of the sub-licensee or the sale by the sublicensee of substantially all of its assets;

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iii)
the sub-licensee shall be entitled to grant further sub-licensees, provided that the sub-licensee complies with the obligations of AMICUS under this Section 2c, Section 2d and all other provisions of this Agreement relating to sub-licenses by AMICUS; and

iv)
both during the term of the sub-license and thereafter the sub-licensee shall be bound by a secrecy obligation similar to that imposed on AMICUS in Section 6 below, and that the sub-licensee shall bind its employees and agents, both during the terms of their employment and thereafter, with a similar undertaking of secrecy.

d.
The sub-license agreement shall also include the text of Sections 6, 9 and 10 of this Agreement and shall state that MSSM is an intended third party beneficiary of such sub-license agreement for purposes of enforcing such indemnification and insurance provisions.

e.
The License shall be subject to (i) a non-exclusive license in favor of the U.S. Government to the extent required by Title 35 U.S.C.A. § 200 et seq., or as otherwise required by virtue of use of federal funding in support of inventions claimed within the Patent Rights and (ii) a right and license retained by MSSM on behalf of itself and its faculty, students and academic collaborators to practice the Patent Rights for its own bona fide research, including sponsored research and collaborations. The retained rights granted in this Section 2e shall not give MSSM the right to offer or grant rights in the Field under the Patent Rights to third parties.

f.
Except for the License expressly provided in this Section 2, neither party hereto will, as a result of this Agreement, obtain any ownership interest in, or any other right or license to, any existing technology, patents, or Confidential Information, as defined in Section 6, below, of the other party.

3.	Royalty.
a.
In consideration of the grant of the License hereunder, subject to the provisions of the Section 3b and Section 3f, AMICUS shall pay to MSSM a royalty of (a) [***] percent [***] on Net Sales of Core Licensed Products and (b) [***] percent [***] on Net Sales of Non-Core Licensed Products. If AMICUS grants sublicenses with respect to a Licensed Product pursuant to which AMICUS receives any Non-Royalty Remuneration, then AMICUS shall pay to MSSM:

i)	[***] of Non-Royalty Remuneration in connection with such Core Licensed Product;
ii)	[***] of Non-Royalty Remuneration in connection with a Non-Core Licensed Product which related to any of the conditions, indications or disease listed on Schedule I attached to this Agreement;

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iii)	[***] of Non-Royalty Remuneration in connection with a Non-Core Licensed Product (other than (ii) above) where the pertinent sublicense occurs after three (3) years from October 25, 2006; and
iv)	[***] of Non-Royalty Remuneration in connection with a Non-Core Licensed Product (other than (ii) above) where the pertinent sublicense occurs within three (3) years from October 25, 2006.
As used in this Section 3:
“Contract Signature Payment” means license initiation fees and other up-front payments made to AMICUS in connection with a sublicense or other similar arrangement;
“Core Licensed Product” shall mean any Licensed Product: (i) for the treatment of Conformational Diseases, including, but not limited to, Licensed Products used as monotherapy for Conformational Diseases and Licensed Products used in combination therapy with exogenously administered therapeutic proteins for Conformational Diseases; (ii) discovered and developed by AMICUS for use in combination therapy with exogenously administered therapeutic proteins or gene constructs for the treatment of diseases other than Conformational Diseases; (iii) addressing the production, formulation, or storage of therapeutic proteins manufactured by third parties for the treatment of Conformational Diseases and (iv) discovered and developed by AMICUS to address the production, formulation, or storage of therapeutic proteins manufactured by third parties for the treatment of diseases other than Conformational Diseases.
“Maintenance Fees” means payments (such as annual minimum royalties) made by sublicensees to AMICUS to preserve, or to avoid a forfeiture of rights under, the sublicense agreement;
“Non-Core Licensed Product” shall mean any Licensed Product other than a Core Licensed Product. Non-Core Licensed Products include, but are not limited to, Licensed Products which are not for the treatment of Conformational Diseases, but are administered to increase the activity of endogenous wild-type proteins;

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“Non-Royalty Remuneration” means all remuneration, other than royalties, received by AMICUS, including, but not limited to, Contract Signature Payments, Third Party Milestone Payments and Maintenance Fees, but excludes:
(i)	payment or reimbursement for patent expenses incurred by AMICUS;
(ii)	payment or reimbursement for the costs of research or development conducted by AMICUS that is sponsored by third parties; or
(iii)	purchases by third parties of AMICUS securities;
and
“Third Party Milestone Payments” means payments made to AMICUS upon fulfillment by AMICUS or the sublicensee of designated development objectives or regulatory requirements.
With respect to any sublicensing or other transaction to which this Section 3. applies but which relates to products and services in addition to Licensed Products and for which an allocation would be necessary, the parties shall meet and attempt to agree on which portion of the total payments received by AMICUS pursuant to such transaction would be subject to this Section 3. If the parties cannot agree to such allocation within a reasonable amount of time, AMICUS shall select a nationally recognized independent certified public accountant, which meets MSSM’s approval, to determine such allocation. Such allocation shall be governed by generally accepted accounting principles in the United States.
b.
If AMICUS is required to acquire one or more licenses from third parties to make, use or sell a Licensed Product such that aggregate royalties payable by AMICUS on Net Sales (including the royalty due to MSSM pursuant to Section 3.a.) exceeds [***] percent [***], then AMICUS shall be entitled to a credit against the royalty payments due to MSSM pursuant to Section 3.a equal to [***] percent [***] of the amount of such excess; provided, however, that in no event shall the amount otherwise payable to MSSM be reduced to less than [***] percent [***] of Net Sales.

c.	AMICUS shall notify MSSM of the date of the first commercial sale of a Licensed Product as soon as practicable after the making of such commercial sale.

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d.
Commencing on the date of first commercial sale of a License Product, AMICUS shall, within 90 days from the last day of each June and December in each Calendar Year during the term of the License, submit to MSSM a full and detailed report of royalties or payments due MSSM under the terms of this Agreement for the preceding half year (the “Semi-Annual Report”), setting forth the Net Sales and lump sum payments and all other payments or consideration from sub-licensees upon which such royalties are computed and including, on a Licensed Product-by-Licensed Product basis at least:

i)	the quantity of Licensed Products used, sold, transferred or otherwise disposed of,

ii)	the selling price of each Licensed Product,
iii)	the deductions permitted to arrive at Net Sales,
iv)	the royalty computations and deductions therefrom based on royalty payments to third parties.
If no royalties are due, a statement shall be sent to MSSM stating such fact. The full amount of any royalties or other payments due to MSSM for the preceding half-year shall accompany each such report on royalties and payments. AMICUS and all its sub-licensees shall keep for a period of at least five years after the date of entry, full, accurate and complete books and records consistent with sound business and accounting practices and in such form and in such detail as to enable the determination of the amounts due to MSSM from AMICUS pursuant to terms of this Agreement.
e.
At the request and expense of MSSM, AMICUS shall permit (and shall require its sub-licensees to permit) an independent certified or chartered public accountant appointed by MSSM, at reasonable times during normal business hours and upon reasonable notice, but in any event no more than once per calendar year, to examine the records of AMICUS (and its sub-licensees) to the extent necessary to verify royalty calculations made hereunder; provided, however, that such examination shall be at the expense of AMICUS if it reveals a discrepancy in the amount of royalties to be paid in MSSM’s favor of more than five percent. Results of such examination shall be made available to both AMICUS and MSSM.

f.
In connection with the Shire Agreement, in lieu of payments that might otherwise be called for by Section 3.a above, and, as to royalties, subject to the provisions of Section 3.b above, AMICUS shall pay to MSSM:

(1)	Upfront Payment: $2.635 million as MSSM’s share of the upfront payment received by AMICUS from Shire;

(2)	Development and Regulatory Milestone Payments:
(a).	[***] of the milestone payments AMICUS receives from Shire in connection with Section 7.2.1 of the Shire Agreement;

(b).
Provided however, in the event there is no Valid Claim in the Shire Territory covering Amigal, then MSSM shall receive [***] of the milestone payments relating to Amigal; and further provided that in the event there is no Valid Claim in the Shire Territory covering Plicera, then MSSM shall receive [***] of the milestone payments relating to Plicera; and further provided that in the event there is no Valid Claim in the Shire Territory covering AT2220, then MSSM shall receive [***] of the milestone payments relating to AT2220.

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(3)	Sales Milestones:
(a).
[***] of the milestone payments AMICUS receives in connection with Section 7.2.2 of the Shire Agreement (“Sales Milestones”) if only one of the Shire Licensed Products comprising the Aggregate Annual Net Sales (as used in such Section 7.2.2) is covered by a Valid Claim in any of the countries in the Shire Territory;

(b).
[***] of the Sales Milestones if only two of the Shire Licensed Products comprising the Aggregate Annual Net Sales (as used in such Section 7.2.2) are covered by a Valid Claim in any of the countries in the Shire Territory; or

(c).	[***] of the Sales Milestones if there is a Valid Claim covering all three of the Shire Licensed Products in any of the countries in the Shire Territory.
(4)	Royalties:
(a).	[***] of Net Sales of a Shire Licensed Product in any country in the Shire Territory for which there is a Valid Claim covering the Shire Licensed Product in that country; and
(b).	[***] of Net Sales of a Shire Licensed Product sold in any country in the Shire Territory for which there is no Valid Claim covering the Shire Licensed Product in that country.
4.	Method of Payment.
a.	Royalties and any other payments due to MSSM hereunder shall be paid to MSSM in United States dollars.
b.	AMICUS shall be responsible for prompt payment to MSSM of all royalties due on sale, transfer or disposition of Licensed Products by the sub-licensees of AMICUS.
c.
As to sales occurring in currencies other than U.S. Dollars, Net Sales shall first be calculated in the currency in which sale occurred and then converted to U.S. Dollars at the buying rate for such currency calculated as the average of the closing buying rate for the first and last business day of the six month period for which royalties are due, as set forth in the Wall Street Journal for such dates.

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5.	Development and Commercialization.
a.
AMICUS shall use its commercially reasonable efforts to bring one or more Licensed Products to market through a thorough, vigorous and diligent program for exploitation of the Patent Rights in the Field. AMICUS shall not, however, be required to pursue the development of more than one Licensed Product at a time, nor shall AMICUS be required to pursue every possible Licensed Product.

b.
Attached as Appendix A to this Agreement is the current development plan of AMICUS for the forthcoming period of twelve months (such plan, as updated from time to time as described in clause (c) below, the “Plan”). As and when appropriate, future Plans will incorporate efficacy, pharmaceutical safety, toxicological and/ or clinical tests or any other activities necessary in order to obtain the approval of the FDA and counterpart foreign regulatory agencies for the production, use and sale of Licensed Products, as well as marketing plans to commercialize Licensed Products that have obtained such approvals.

c.
On the earlier of thirty (30) days prior to the first anniversary of the Effective Date or the end of AMICUS’s first fiscal year, and thereafter on each successive anniversary of such date, AMICUS shall deliver to MSSM a report setting forth in reasonable detail progress and problems with the implementation of the Plan and, providing an update on its efforts to commercialize Licensed Products, including a forecast and schedule of major events required to market the Licensed Products. Such report shall also include any amendments proposed by AMICUS to the Plan based upon the progress made and then current scientific, regulatory and commercial exigencies relating to Licensed Products. Within forty-five (45) days following the delivery of such a report (a “Diligence Report”) representatives of MSSM may request a meeting with AMICUS to review the Diligence Report, the status of the efforts of AMICUS under the Plan and any proposed amendments to the Plan. Any such proposed amendments to the Plan shall be subject to approval by MSSM, which approval shall not be unreasonably withheld or delayed. Upon approval of any such amendments, they shall be deemed amendments to the Plan, added to Appendix A and deemed incorporated into this Agreement.

d.	AMICUS will use its commercially reasonable efforts to accomplish the milestones described in the Plan.
e.
Provided that applicable laws, rules and regulations so require, the manufacture of Licensed Products shall be carried out by AMICUS or its agents in accordance with FDA Good Laboratory Practices and FDA Good Manufacturing Practice (“GMP”) procedures in a facility which has been certified by the FDA and the performance of the tests, trials, studies and other activities specified in the Plan shall be so performed by AMICUS or its agents in accordance with FDA clinical trial procedures. MSSM shall have no responsibility for the actual production, distribution, sale or use of any Licensed Product.

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f.
If at any time AMICUS abandons or suspends its efforts to commercialize all Licensed Products for a period exceeding ninety (90) days, AMICUS shall immediately notify MSSM giving reasons and a statement of its intended actions. MSSM shall be entitled to terminate this Agreement for “Cause” in accordance with Section 11 upon any such abandonment.

g.
MSSM shall also be entitled to terminate this Agreement for “Cause” in accordance with Section 11 if AMICUS shall fail to deliver any Diligence Report on a timely basis, or fail to use commercially reasonable efforts to implement the Plan, and such failure is not cured within the sixty (60) day period set by the notice provided pursuant to Section 11, unless such failure is excused by:

i)	causes beyond AMICUS’s direct control; or

ii)	MSSM’s failure to meet its obligations hereunder; or
iii)	inaction of any federal or state agency whose approval is required for commercial sales of Licensed Products.
h.
Provided that applicable laws, rules and regulations so require, the performance of the tests, trials, studies and other activities specified in subsection b, above, shall be carried out in accordance with FDA Good Laboratory Practices and FDA Good Manufacturing Practice (“GMP”) procedures in a facility which has been certified by the FDA as complying with GMP. MSSM shall have no responsibility for the actual production, distribution, sale or use of any Licensed Product.

6.	Confidential Information.
a.
In the course of research to be performed under this Agreement, it will be necessary for each party to disclose “Confidential Information” to the other. For purposes of this Agreement, “Confidential Information” is defined as all information, data and know-how disclosed by one party (the “Disclosing Party”) to the other (the “Receiving Party”), either embodied in tangible materials (including writings, drawings, graphs, charts, photographs, recordings, structures, technical and other information) marked “Confidential” or, if initially disclosed orally, which is reduced to writing marked “Confidential” within 21 days after initial oral disclosure, other than that information which is:

i)	known by the Receiving Party at the time of its receipt, and not through a prior disclosure by the Disclosing Party, as documented by the Receiving Party’s business records; or
ii)	at the time of disclosure, or thereafter becomes, published or otherwise part of the public domain without breach of this Agreement by the Receiving Party; or
iii)	obtained from a third party who has the legal right to make such disclosure and without any confidentiality obligation to the Disclosing Party; or

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iv)
independently developed by the Receiving Party without the use of Confidential Information received from the Disclosing Party and such independent development can be documented by the Receiving Party; or

v)
disclosed to governmental or other regulatory agencies in order to obtain patents, provided that such disclosure may be made only to the extent reasonably necessary to obtain such patents or authorizations, and further provided that any such patent applications shall be filed in accordance with the terms of this Agreement; or

vi)	required by law, regulation, rule, act or order of any governmental authority to be disclosed.
b.
The Receiving Party agrees that at all times and notwithstanding any termination, expiration, or cancellation hereunder, it will hold the Confidential Information of the Disclosing Party in strict confidence, will use all reasonable safeguards to prevent unauthorized disclosure by its employees and agents. Notwithstanding the foregoing, the parties recognize that industry standards with respect to the treatment of Confidential Information may not be appropriate in an academic setting. However, MSSM agrees to retain Confidential Information of AMICUS in the same manner and with the same level of confidentiality as MSSM retains its own Confidential Information.

c.
The Receiving Party will maintain reasonable procedures to prevent accidental or other loss, including unauthorized publication of any Confidential Information of the Disclosing Party. The Receiving Party will promptly notify the Disclosing Party in the event of any loss or unauthorized disclosure of the Confidential Information.

d.
Upon termination or expiration of this Agreement, and upon written request, the Receiving Party will promptly return to the Disclosing Party all documents or other tangible materials representing Confidential Information and all copies thereof.

e.
The Receiving Party will immediately notify the Disclosing Party in writing, if it is requested by a court order, a governmental agency, or any other entity to disclose Confidential Information in the Receiving Party’s possession. The Disclosing Party will have an opportunity to intervene by seeking a protective order or other similar order, in order to limit or prevent disclosure of the Confidential Information. The Receiving Party will disclose only the minimum Confidential Information required to be disclosed in order to comply, whether or not a protective order or other similar order is obtained by the Disclosing Party.

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7.	Patent Rights.
a.
If either party to this Agreement acquires information that a third party is infringing one or more of the Patent Rights, the party acquiring such information shall promptly notify the other party to Agreement in writing of such infringement.

b.
In the event of infringement of the Patent Rights, AMICUS shall have the right, but not the obligation, to bring suit against the infringer. Should AMICUS elect to bring suit against an infringer, AMICUS shall be entitled to retain counsel of its own choosing, and shall have the right to join MSSM as party plaintiff in any such suit. Except as otherwise provided herein, the expenses of such suit or suits that AMICUS elects to bring, shall be paid for entirely by AMICUS and AMICUS shall hold MSSM free, clear and harmless from and against any and all costs of such litigation, including attorneys’ fees. AMICUS shall not compromise or settle such litigation without the prior written consent of MSSM which shall not be unreasonably withheld.

c.
If AMICUS shall undertake the enforcement or defense of the Patent Rights by litigation, AMICUS may withhold royalties otherwise thereafter due MSSM hereunder and apply the same toward reimbursement of up to half of AMICUS’s expenses, including reasonable attorney’s fees, in connection therewith, provided however that the maximum amount that can be withheld each year shall not exceed 50% of royalties due to MSSM in that year.

d.
If AMICUS exercises its right to sue, it shall first reimburse itself out of any sums recovered in such suit or in settlement thereof for all costs and expenses of every kind and character, including reasonable attorneys’ fees, necessarily involved in the prosecution of any such suit, and if after such reimbursement, any funds shall remain from said recovery, the amount of said funds shall be added to the amount of Net Sales for the calendar quarter in which such recovery was made.

e.
If AMICUS does not bring suit against said infringer pursuant to subsection b, above, or has not commenced negotiations with said infringer for discontinuance of said infringement, within 90 days after receipt of such notice, MSSM shall have the right, but not the obligation, to bring suit for such infringement and to join AMICUS as a party plaintiff, in which event MSSM shall hold AMICUS free, clear and harmless from and against any and all costs and expenses of such litigation, including attorneys’ fees. In the event MSSM brings suit for infringement of the Patent Rights, MSSM shall have the right to first reimburse itself out of any sums recovered in such suit or settlement thereof for all costs and expenses of every kind and character, including reasonable attorneys’ fees necessarily involved in the prosecution of such suit, and if after such reimbursement, any funds shall remain from said recovery, MSSM shall promptly pay to AMICUS an amount equal to 50 percent of such remainder and MSSM shall be entitled to receive and retain the balance of the remainder of such recovery.

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f.
Each party shall have the right to be represented by counsel of its own selection, at its sole expense, in any suit for infringement of the Patent Rights instituted by the other party to this Agreement under the terms hereof.

g.
AMICUS shall cooperate fully with MSSM at the request of MSSM, including, by giving testimony and producing documents lawfully requested in the course of a suit prosecuted by MSSM for infringement of the Patent Rights; provided MSSM shall pay all reasonable expenses (including attorneys’ fees) incurred by AMICUS in connection with such cooperation. MSSM shall cooperate with AMICUS in the prosecution of a suit by AMICUS for infringement of the Patent Rights, provided that, except as otherwise provided in Section 7.f., AMICUS shall pay all reasonable expenses (including attorneys’ fees) involved in such cooperation.

h.
AMICUS has reimbursed MSSM for all of the reasonable and customary fees and expenses incurred by MSSM as of the Effective Date, in the prosecution and maintenance of the Patent Rights. In addition, AMICUS reimbursed MSSM for $100,000 in total payments to Jian-Qiang Fan and Satoshi Ishii pursuant to the letter of agreement dated March 24, 2000 between MSSM and Jian-Qiang Fan and Satoshi Ishii.

8.	Patent Prosecution.
a.
MSSM is the owner of the Patent Rights. AMICUS shall have the sole right and responsibility, and have the sole right to retain legal counsel of its choice to assist AMICUS, to prepare, file, prosecute, and maintain the pending patent applications and issued patents comprising the Patent Rights.

b.	AMICUS shall keep MSSM informed of its actions on all patent prosecution and patent maintenance matters related to the Patent Rights. AMICUS shall send to MSSM:
i)	Copies of any document pertaining to the ongoing prosecution of the Patent Rights received from the U.S. Patent and Trademark Office; and

ii)	Copies of any documents submitted to the U.S. Patent and Trademark Office (or any other patent granting authority) in any such patents or applications.

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c.
AMICUS shall have the sole right to determine to what extent each patent application falling within the Patent Rights and covered by this Agreement should be prosecuted worldwide. If at any time during the term of this Agreement AMICUS decides that it is undesirable, as to one or more countries, to prosecute any patent applications within the Patent Rights, it shall give prompt written notice thereof to MSSM, and upon receipt of such notice AMICUS shall be released from its obligations to bear all of the expenses to be incurred thereafter as to such countries in conjunction with such patent application(s).

Prior to abandoning any patent or U.S. patent application falling within the Patent Rights covered by this Agreement, AMICUS will:
i)	Notify MSSM of its intention to abandon such patent or U.S. patent application at least twenty (20) days prior to the last date for taking action to preserve such patent;

ii)	Permit MSSM to maintain such patent(s) or U.S. patent application(s) at MSSM’s sole expense;

iii)
Should MSSM decide to maintain such patent(s) or U.S. patent application(s), the litigation rights outlined in Section 7 will revert to MSSM and AMICUS shall be released from its obligations to bear all or any of the expenses, including but not limited to prosecution, maintenance or litigation expensed, incurred thereafter as to such patent(s) or patent application(s).

d.
Except as otherwise expressly provided herein, AMICUS shall bear all costs and fees incurred during the term of this Agreement in connection with the filing, maintenance, prosecution, protection and the like of the Patent Rights.

e.
Nothing herein contained shall be deemed to be a warranty by MSSM that the manufacture, use, or sale of any element of the Patent Rights or any Licensed Product will not infringe any patent(s) of a third party.

9.	Liability and Indemnification.
a.
AMICUS shall indemnify, defend and hold harmless MSSM and its trustees, officers, directors, medical and professional staff, employees, students and agents and their respective successors, heirs and assigns (the “Indemnitees”), against any liability, damage, loss or expense (including reasonable attorneys’ fees and expenses of litigation) incurred by or imposed upon the Indemnitees or any one of them in connection with any claims, suits, actions, demands or judgments: (i) arising out of the production, manufacture, sale, use in commerce or in human clinical trials, lease, or promotion by AMICUS or by a licensee, Affiliate or agent of AMICUS of any Licensed Product, process or service relating to, or developed pursuant to, this Agreement, or (ii) arising out of any other activities to be carried out pursuant to this Agreement.

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b.
AMICUS’s indemnification under subsection a(i), above, shall apply to any liability, damage, loss or expense whether or not it is attributable to the negligent activities of the Indemnitees. AMICUS’s indemnification under subsection a (ii), above, shall not apply to any liability, damage, loss or expense to the extent that it is attributable to the negligence, gross negligence or intentional misconduct of the Indemnitees.

c.
AMICUS shall, at its own expense, provide attorneys reasonably acceptable to MSSM to defend against any actions brought or filed against any party indemnified hereunder with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought.

d.	EXCEPT AS PROVIDED IN THIS SECTION 9, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES.
10.	Security for Indemnification.
a.
At such time as any Licensed Product is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by AMICUS or by a sub-licensee, Affiliate or agent of AMICUS and to the extent that it is available on commercially reasonable terms, AMICUS shall at its sole cost and expense, procure and maintain policies of comprehensive general liability insurance in amounts not less than [***] per incident and [***] annual aggregate and naming the indemnitees as additional insureds. Such comprehensive general liability insurance shall provide (i) product liability coverage and (ii) broad form contractual liability coverage for AMICUS’s indemnification under Section 9 of this Agreement. The minimum amounts of insurance coverage required under this Section 10 shall not be construed as a limit of AMICUS’s liability with respect to its indemnification under Section 9 of this Agreement.

b.
AMICUS shall provide MSSM with written evidence of such insurance upon request of MSSM. AMICUS shall provide MSSM with written notice at least 60 days prior to the cancellation, non-renewal or material change in such insurance; if AMICUS does not obtain replacement insurance providing comparable coverage within such 60 day period effective immediately upon notice to AMICUS, MSSM shall have the right to terminate this Agreement effective at the end of such 60 day period without notice or any additional waiting periods.

c.
AMICUS shall maintain such comprehensive general liability insurance beyond the expiration or termination of this Agreement during: (i) the period that any product, process or service, relating to, or developed pursuant to, this Agreement is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by AMICUS or by a licensee, Affiliate or agent of AMICUS and (ii) a reasonable period after the period referred to in (c)(i) above which in no event shall be less than seven years.

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11.	Term and Termination.
a.	This Agreement shall come into force as of the Effective Date. Unless sooner terminated as provided herein, this Agreement shall expire on the expiration of the last to expire of the Patent Rights.

b.
At any time prior to expiration of the term of this Agreement either party may terminate this Agreement forthwith for cause upon notice to the other party. “Cause” for termination of this Agreement shall be deemed to exist if either MSSM or AMICUS materially breaches or defaults in the performance or observance of any of the provisions of this Agreement and such breach or default is not cured within 60 days or, in the case of failure to pay any amounts due hereunder, 30 days (unless otherwise specified herein) after the giving of notice by the other party specifying such breach or default, or if either MSSM or AMICUS discontinues its business or becomes insolvent or bankrupt.

c.
Any amount payable hereunder by one of the parties to the other, which has not been paid by its due date of payment shall bear interest from its due date of payment until the date of actual payment, at the rate of two percent per annum in excess of the Prime Rate prevailing at the Citibank, Inc., New York, New York, during the period of arrears and such amount and the interest thereon may be set off against any amount due, whether in terms of this Agreement or otherwise, to the party in default by any non-defaulting party.

d.	Upon termination of this Agreement for any reason, all rights in and to the Patent Rights shall revert to MSSM.

e.	Termination of this Agreement shall not relieve the parties of any obligation occurring prior to such termination.

f.	Sections 2e., 3e., 6, 9, 10 and 14 hereof shall survive and remain in full force and effect after any termination, cancellation or expiration of this Agreement.
12.	Representation, Covenants and Acknowledgements.
a.
MSSM hereby represents, warrants, and covenants to AMICUS that it is a corporation duly organized and validly existing under the laws of the state or other jurisdiction of its incorporation or formation;

b.
AMICUS hereby represents, warrants and covenants to the other party hereto that it is a corporation duly organized and validly existing under the laws of the state or other jurisdiction of its incorporation or formation;

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c.	Each of MSSM and AMICUS hereby represents, warrants and covenants to the other party hereto as follows:
i)	the execution, delivery and performance of this Agreement by such party has been duly authorized by all requisite corporate action;

ii)	it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

iii)
the execution, delivery and performance by such party of this Agreement and its compliance with the terms and provisions hereof is not prohibited and does not and will result in a breach of any of the terms and provisions of, or constitute a default under, (i) a loan agreement, guaranty, financing agreement, agreement affecting a product, or other agreement or instrument binding or affecting it or its property; (ii) the provisions of its charter documents or bylaws; or (iii) any order, writ, injunction or decree of any court or governmental authority entered against it or by which any of its property is bound;

iv)
the execution, delivery and performance of this Agreement by such party does not require the consent, approval, or authorization of, or notice, declaration, filing or registration with, any governmental or regulatory authority, and the execution, delivery or performance of this Agreement will not violate any law, rule or regulation applicable to such party;

v)
this Agreement has been duly authorized, executed and delivered and constitutes such party’s legal, valid and binding obligation enforceable against it in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to the availability of particular remedies under general equity principles; and

vi)	it shall comply with all applicable material laws and regulations relating to its activities under this Agreement.

vii)
Each party represents that performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by a party prior to the execution of this Agreement.

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d.	Except as otherwise expressly provided herein, MSSM hereby represents, warrants and covenants to AMICUS that:
i)	MSSM has the full right, power and authority to grant all of the right, title and interest in the License; and

ii)	there are no judgments or settlements against or owed by MSSM, or any pending or threatened claims or litigation relating to MSSM’s interest in the Patent Rights; and

iii)	MSSM has not granted to any other party any rights that would conflict with the rights granted in this Agreement.
e.	In connection with the issuance of the Shares to MSSM, MSSM acknowledges and agrees as follows:
i)
Limited Transferability. MSSM acknowledges that the Shares issued to it under this Agreement have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), and have been offered and sold pursuant to applicable exemptions from such registration and will be issued as “restricted securities” as defined by Rule 144 promulgated pursuant to the 1933 Act. MSSM acknowledges that the Shares may not be resold in the absence of an effective registration thereof under the 1933 Act and applicable state securities laws or unless, in the opinion of counsel of AMICUS, an applicable exemption from registration is available. MSSM acknowledges that the certificate evidencing the Shares issued pursuant to this Agreement will bear a restrictive legend with respect to the foregoing.

ii)
Suitability; Accredited Investor. MSSM represents that it has such knowledge in business and financial matters that it is capable of evaluating the risks and merits of an investment in the Shares. MSSM further represents that it is an accredited investor as defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission under the 1933 Act.

iii)
Acquisition for Investment. MSSM represents that it has acquired the Shares for its own account, for investment purposes only and not with a view to, or for sale in connection with, a distribution, as that term is used in Section 2(11) of the 1933 Act thereof in a manner which would require registration under the 1933 Act of any state securities laws.

iv)
Access to Information. In the decision to acquire the Shares, MSSM relied upon independent investigations made by it or its representatives and it and/or such representatives have been given the opportunity to examine all relevant documents concerning AMICUS and to ask questions of, and to receive answers from, AMICUS or any person(s) acting on its behalf.

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13.	Assignment.
Neither party shall have the right to assign, delegate or transfer at any time to any party, in whole or in part, any or all of the rights, duties and interest herein granted without first obtaining the written consent of the other party to such assignment, such consent not to be unreasonably withheld; provided, however, that AMICUS may, with written notice to MSSM, assign its rights and delegate its duties under the Agreement to a successor in interest of AMICUS by virtue of merger or acquisition or to the purchaser of substantially all of the assets of AMICUS, provided that the assignee agrees in writing to be bound by all of the terms and conditions of this Agreement.
14.	Use of Name.
Neither party may use the name of the other or its Affiliates in any publicity or advertising. A party may issue a press release or otherwise publicize or disclose this Agreement or the confidential terms and conditions hereof only with the prior written consent of the other party.
15.	Miscellaneous.
a.
In carrying out this Agreement the parties shall comply with all local, state and federal laws and regulations including but not limited to, the provisions of Title 35 § 200 et seq. and 15 CFR § 368 et seq.

b.	If any provision of this Agreement is determined to be invalid or void, the remaining provisions shall remain in effect.

c.
This Agreement shall be deemed to have been made in the State of New York and shall be governed and interpreted in all respects under the laws of the State of New York. Any and all disputes hereunder shall be brought and resolved solely in the courts of the State of New York in and for the Borough of Manhattan.

d.
All payments or notices required or permitted to be given under this agreement shall be given in writing and shall be effective when either personally delivered or deposited, postage prepaid, in the United States registered or certified mail, addressed as follows:

To MSSM:	Mount Sinai School of Medicine of New York University
Attention: W. Patrick McGrath, Ph.D.
One Gustave L. Levy Place
New York, New York 10029-6574

Copy to:	General Counsel (at the same address)

To AMICUS:	Amicus Therapuetics, Inc
6 Cedar Brook Drive
Cranbury, NJ 08512
Attention: John F. Crowley

Copy to:	General Counsel (at the same address)

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or such other address or addresses as either party may hereafter specify by written notice to the other. Such notices and communications shall be deemed to have been received by the addresses on the date of delivery if personally delivered or 14 days after having been sent by registered mail.
e.
This Agreement and the exhibits attached hereto constitute the entire Agreement between the parties with respect to the subject matter hereof and no variations, modification or waiver of any of the terms or conditions hereof shall be deemed valid unless made in writing and signed by both parties hereto. This Agreement supersedes any and all prior agreements or understandings, whether oral or written, between AMICUS and MSSM.

f.
No waiver by either party of any non-performance or violation by the other party of any of the covenants, obligations or agreements of such other party hereunder shall be deemed to be a waiver of any subsequent violation or non-performance of the same or any other covenant, agreement or obligation, nor shall forbearance by any party be deemed to be a waiver by such party of its rights or remedies with respect to such violation or non-performance.

g.
The descriptive headings contained in this Agreement are included for convenience and reference only and shall not be held to expand, modify or aid in the interpretation, construction or meaning of this Agreement.

h.
It is not the intent of the parties to create a partnership or joint venture or to assume partnership responsibility or liability. The obligations of the parties shall be limited to those set out herein and such obligations shall be several and not joint.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MOUNT SINAI SCHOOL OF MEDICINE		AMICUS THERAPEUTICS, INC
OF NEW YORK UNIVERSITY

By:	/s/ Dennis S. Charney, M.D.	By:	/s/ John F. Crowley
	Name: Dennis S. Charney, M.D.		Name: John F. Crowley
	Title: Dean		Title: President and CEO
Date:		Date:

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SCHEDULE 1
NON-CORE LICENSED PRODUCTS
i.	Neurological disorders:
•	Neurological disorders and their corresponding wild-types protein targets:
•	Parkinson’s disease and glucocerebrosidase:
Parkinson’s disease shall include (i) any pre-Parkinson’s condition in which there is, or is the potential for, ά-synuclein accumulation; (ii) diagnosed Parkinson’s; and (iii) any other condition associated with ά-synucleinopathies or abnormal presence or amount of ά-synuclein.
•	Niemann-Pick Type C Disease and glucocerebrosidase;

•	Alzheimer’s disease and ά -secretase; and

•	Alzheimer’s Disease and Pinl.
Alzheimer’s disease shall (i) any pre-Alzheimer’s condition in which there is, or is the potential for ß-amyloid accumulation; (ii) treatment of diagnosed Alzheimer’s; and (iii) any other condition associated with ß-amyloidoses or abnormal presence or amount of ß-amyloid.
ii.	Cancer
•	Cancer and Phosphotase and Tensin Homolog (PTEN).
Cancer shall include (i) any pre-cancerous condition in which there is the potential for cancer to develop, including but not limited to Cowden disease and Bannayan-Zonana Syndrome; (ii) diagnosed cancer; and (iii) any other cancer that would benefit from increased activity of PTEN.
iii.	Cardiovascular disease:
•	Hyperlipidemia and lipoprotein lipase.
a.	Hyperlipidemia includes (i) any pre-condition in which there is the potential for hyperlipidemia to develop; (ii) any condition in which hyperlipidemia is manifest.

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THE INDICATIONS COVERED BY THE NON-CORE LICENSED PRODUCTS INCLUDE NON-CORE INDICATIONS FALLING INTO THE FOLLOWING CATEGORIES:
a.	Individuals having no mutated proteins but in whom it would be beneficial to increase the activity of specific wile-type proteins which are already expressed.
i.	e.g. glucocerebrosidase in Parkinson’s patients who do not have any mutant alleles

ii.	glucocerebrosidase in Neimann-Pick Type C in patients who do not have any mutant alleles
b.
Individuals having heterozygous, non-conformational mutations (i.e., on one allele), resulting in decreased levels of a protein, who would benefit by increasing activity of the protein expressed from the wild-type allele.

i.	e.g., Parkinson’s in patients have a mutation in GCase on one allele, but which mutation is not a “conformational mutation” and where the patients do not have Gaucher disease

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